Exhibit 4.3

CERTIFICATE OF BENEFICIAL INTEREST

Evidencing

FRACTIONAL UNDIVIDED INTERESTS

In

ETFS PRECIOUS METALS BASKET TRUST

THE SHARES EVIDENCED HEREBY REPRESENT RIGHTS WITH RESPECT TO UNDERLYING TRUST PROPERTY (AS DEFINED IN THE DEPOSITARY TRUST AGREEMENT REFERRED TO HEREIN) HELD BY THE TRUST AND DO NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND ARE NOT GUARANTEED BY THE SPONSOR OR THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE SHARES NOR THE UNDERLYING TRUST PROPERTY ARE INSURED UNDER ANY AGREEMENT THAT DIRECTLY BENEFITS THE TRUST OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE AGENT AUTHORIZED BY THE ISSUER FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

ETFS PHYSICAL PM BASKET SHARES
ISSUED BY
ETFS PRECIOUS METALS BASKET TRUST
REPRESENTING
FRACTIONAL INTERESTS IN DEPOSITED GOLD, SILVER, PLATINUM,
PALLADIUM AND ANY OTHER TRUST PROPERTY

THE BANK OF NEW YORK MELLON, as Trustee

No. 1	* Shares

          CUSIP: 26922W 10 9

          THE BANK OF NEW YORK MELLON, as Trustee (hereinafter called the Trustee), hereby certifies that CEDE & CO., as nominee of The Depository Trust Company, or registered assigns, is the owner of * Shares issued by ETFS Precious Metals Basket Trust, each representing a fractional undivided interest in the net assets of the Trust, as provided in the Agreement referred to below. At the time of delivery of the Agreement, each 50,000 Shares represented an interest in 1,500 ounces of Gold, 55,000 ounces of Silver, 200 ounces of Platinum and 300 ounces of Palladium that are deposited under the Agreement and held by the Custodian referred to in the Agreement. The amount of Gold, Silver, Platinum and Palladium in which each 50,000 Shares represents an interest will decline over time as provided in the Agreement. The Trustee’s Corporate Trust Office is located at a different address than its principal executive office. Its Corporate Trust Office is located at 2 Hanson Place, Brooklyn, New York 11217, and its principal executive office is located at One Wall Street, New York, New York 10286.

          This Certificate is issued upon the terms and conditions set forth in the Depositary Trust Agreement dated as of October 18, 2010 (the “Agreement”) between ETF Securities USA LLC (herein called the Sponsor) and the Trustee. By becoming a Registered Owner or Beneficial Owner, or by depositing Gold, Silver, Platinum and Palladium, a Person is bound by all the terms and conditions of the Agreement. The Agreement sets forth the rights of Depositors and Registered Owners and the rights and duties of the Trustee and the Sponsor. Copies of the Agreement are on file at the Trustee’s Corporate Trust Office in New York City.

* That number of Shares held at The Depository Trust Company at any given point in time.

          The Agreement is hereby incorporated by reference into and made a part of this Certificate as if set forth in full in this place. Capitalized terms not defined herein shall have the meanings set forth in the Agreement.

          This Certificate shall not be entitled to any benefits under the Agreement or be valid or obligatory for any purpose unless it is executed by the Trustee by the manual or facsimile signature of a duly authorized signatory of the Trustee and, if a Registrar (other than the Trustee) for the Shares shall have been appointed, countersigned by the manual signature of a duly authorized officer of the Registrar.

Dated:	October __, 2010	THE BANK OF NEW YORK MELLON,
as Trustee

By:

THE TRUSTEE’S CORPORATE TRUST OFFICE ADDRESS IS
2 HANSON PLACE, BROOKLYN, NEW YORK 11217